Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That each person whose signature appears below hereby authorizes and appoints Robert L. Demorest and Elissa Lindsoe, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Power of Attorney effective as of this 7th day of August, 2015.

Name and Signature	Title

/s/ Robert L. Demorest	Chairman of the Board, President and Chief Executive
Robert L. Demorest	Officer and Director (Principal Executive Officer)

/s/ Elissa Lindsoe	Vice President, Chief Financial Officer, Treasurer and
Elissa Lindsoe	Secretary (Principal Financial and Accounting Officer)

/s/ Donald N. DeMorett	Director
Donald N. DeMorett

/s/ Robert F. Gallagher	Director
Robert F. Gallagher

/s/ Bradley D. Goskowicz	Director
Bradley D. Goskowicz

/s/ Kathleen Iverson	Director
Kathleen Iverson

/s/ Daniel W. Mayer	Director
Daniel W. Mayer

/s/ Tom C. Thomas	Director
Tom C. Thomas

/s/ David J. Ward	Director
David J. Ward

/s/ Paul R. Zeller	Director
Paul R. Zeller